Exhibit 10.2

FORM OF COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is entered into as of [ ● ], 2023, by and among 10X Capital Venture Acquisition Corp. III, a Cayman Islands exempted company (“10X”), [ ● ], a [ ● ] (the “Stockholder”), and, solely with respect to Sections 1 - 3 hereof, American Gene Technologies International Inc., a Delaware corporation (the “Company”). Each of 10X, the Stockholder and the Company is sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, 10X, the Company, and 10X AGT Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), a copy of which has been made available to the Stockholder, in accordance with the terms and subject to the conditions of which, among other things, the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned Subsidiary of 10X;

WHEREAS, in accordance with the terms and subject to the conditions set forth in the Merger Agreement, by virtue of the Merger each share of Company Common Stock (including shares of Company Preferred Stock converted to Company Common Stock in connection with the Preferred Stock Conversion) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive Acquiror Common Stock, as provided more particularly in the Merger Agreement;

WHEREAS, the Stockholder is the record and beneficial owner of the number and type of equity securities of the Company set forth on Schedule A hereto (together with any other equity securities of the Company of which the Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Stock”);

WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the Merger Agreement and as a material inducement to 10X agreeing to enter into, and consummate the transactions contemplated by, the Merger Agreement, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that 10X and Merger Sub will not enter into, and agree to consummate the transactions contemplated by, the Merger Agreement without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Preferred Stock Conversion. Subject to the earlier termination of this Agreement in accordance with its terms, and upon solicitation by the Company, the Stockholder, to the extent it holds Company Preferred Stock, shall duly execute and deliver to the Company such votes or consents, under which it shall irrevocably and unconditionally consent to the Preferred Stock Conversion.

2. Distribution. Subject to the earlier termination of this Agreement in accordance with its terms, and upon solicitation by the Company, the Stockholder, including to the extent the Stockholder holds Company Preferred Stock, shall duly execute and deliver to the Company such votes or consents, under which it shall irrevocably and unconditionally consent to the Distribution and the other transactions contemplated by the Separation Agreement.

3. Company Stockholder Consent and Related Matters. Subject to the earlier termination of this Agreement in accordance with its terms, (a) as promptly as reasonably practicable (and in any event within five (5) Business Days) following the time at which the Registration Statement becomes effective under the Securities Act and the Company solicits the remaining Company Stockholder Approvals, the Stockholder shall duly execute and deliver to the Company such Company Stockholder Approvals under which it shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 8.02(f) of the Merger Agreement, including the Merger and, to the extent required by Law, any other transactions contemplated by the Merger Agreement to occur at or immediately prior to the Closing, and (b) without limiting the generality of the foregoing, prior to the Closing, the Stockholder shall, at any meeting of the Company Stockholders (and at any adjournment or postponement thereof), however called, and in any actions by written consent of the Company Stockholders, vote (or cause to be voted) the Subject Company Stock against (i) any Acquisition Proposal or (ii) any other matter, action or proposal that would reasonably be expected to result in (A) a breach of any of the Company’s covenants, agreements or obligations under the Merger Agreement or (B) any of the conditions to the Closing set forth in Sections 9.01, 9.02 or 9.03 of the Merger Agreement not being satisfied; provided that in the case of either (a) or (b), the Merger Agreement shall not have been amended or modified without the Stockholder’s consent (1) to decrease the consideration payable under the Merger Agreement, or (2) to change the form of merger consideration in a manner adverse to the Stockholder.

4. Other Covenants and Agreements.

(a) The Stockholder shall be bound by and subject to (i) Section 8.04 (Confidentiality; Publicity) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, and (ii) Section 6.04 (No Claim Against the Trust Account), Section 6.06 (Non-Solicitation; Acquisition Proposals) and Section 8.01(c) (Support of Transaction) of the Merger Agreement to the same extent as such provisions apply to the Company, in each case, mutatis mutandis, as if the Stockholder is directly party thereto. Notwithstanding anything in this Agreement to the contrary, (x) the Stockholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 4(a), (y) the Stockholder is not making any representations or warranties with respect to the actions of any of the Company Related Parties, and (z) any breach by the Company of its obligations under the Merger Agreement shall not be considered a breach of this Section 4(a) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it of this Section 4(a)).

(b) The Stockholder acknowledges and agrees that 10X and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement 10X and Merger Sub would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

5. Stockholder Representations and Warranties. The Stockholder represents and warrants to 10X as follows:

(a) The Stockholder, if an entity, is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) The Stockholder (i) if an entity, has the requisite corporate, limited liability company or other similar power and authority or (ii) if a natural person, has the requisite power and legal capacity to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Merger Agreement), and to consummate the transactions contemplated hereby. If the Stockholder is an entity, the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, legal and binding agreement of the Stockholder (assuming that this Agreement is duly authorized, executed and delivered by 10X), enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Stockholder’s entry into this Agreement.

(d) None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Stockholder’s organizational and governing documents (if applicable), (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, (iii) violate, or constitute a breach under, any Governmental Order or applicable Law to which the Stockholder or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Company Stock, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) The Stockholder is the record and beneficial owner of the Subject Company Stock and has valid, good and marketable title to the Subject Company Stock, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Organizational Documents). Except for the equity securities of the Company set forth on Schedule A hereto, together with any other equity securities of the Company that the Stockholder acquires record or beneficial ownership of after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 6.01 of the Merger Agreement, the Stockholder does not own, beneficially or of record, any equity securities of the Company. The Stockholder does not own any right to acquire any equity securities of the Company (except in its capacity as a stockholder). The Stockholder has the right to vote (and provide consent in respect of, as applicable) the Subject Company Stock and, except for this Agreement and the Merger Agreement, the Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer any of the Subject Company Stock or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Stock, in each case, that could reasonably be expected to (y impair the ability of the Stockholder to perform its obligations under this Agreement or (z) prevent, impede or delay the consummation of any of the transactions contemplated by this Agreement.

(f) There is no Action pending or, to the Stockholder’s knowledge, threatened against the Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) The Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, 10X and (ii) it has been furnished with or given access to such documents and information about 10X and its respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Agreements to which it is or will be a party and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Ancillary Agreements to which it is or will be a party, the Stockholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Agreements to which it is or will be a party and no other representations or warranties of 10X or Merger Sub (including, for the avoidance of doubt, none of the representations or warranties of 10X set forth in the Merger Agreement or any other Ancillary Agreement), any of their respective Affiliates or any other Person, either express or implied, and the Stockholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in the Ancillary Agreements to which it is or will be a party, none of 10X, Merger Sub, any of their respective Affiliates or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Agreements to which it is or will be a party or the transactions contemplated hereby or thereby.

6. Transfer of Subject Securities. Except as expressly contemplated by the Merger Agreement or with the prior written consent of 10X (such consent to be given or withheld in its sole discretion), from and after the date hereof, the Stockholder agrees not to (a) Transfer any of the Subject Company Stock, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Stock or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Stock, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). Notwithstanding the foregoing, the Stockholder may transfer its Subject Company Stock (w) for Transfers which the net proceeds will be used to pay income tax obligations owed by the Stockholder, as provided on a tax return or tax statement provided to 10X in form reasonably acceptable to 10X, subject to any such transferee signing a joinder hereto agreeing to be bound by all provisions hereof to the same extent as the Stockholder, (x) to its Affiliates, (y) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization or pursuant to a qualified domestic relations order with prior written notice to (but without the consent of) 10X, or by virtue of laws of descent and distribution upon death of such individual, subject to any such transferee signing a joinder hereto agreeing to be bound by all provisions hereof to the same extent as the Stockholder, or (z) to another Company Stockholder that is a party to an agreement with 10X and the Company in form and substance substantially similar to this Agreement.

7. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the amendment or modification of the Merger Agreement without the Stockholder’s consent (i) to decrease the consideration payable under the Merger Agreement, or (ii) to change the form of merger consideration in a manner adverse to the Stockholder and (d) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (x) the termination of this Agreement pursuant to Section 7(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (y) Section 4(a)(i) (solely to the extent that it relates to Section 8.04 (Confidentiality; Publicity) of the Merger Agreement) and the representations and warranties set forth in Sections 5(g) and (h) shall each survive any termination of this Agreement and (z) Section 4(a)(ii) (solely to the extent that it relates to Section 6.04 (No Claim Against the Trust Account) of the Merger Agreement) shall survive the termination of this Agreement pursuant to Section 7(b).

8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Stock, and not in the Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries and (b) nothing herein will be construed to limit, prevent or affect any action or inaction by the Stockholder or any representative of the Stockholder serving in its capacity as a member of the board of directors of the Company or any Subsidiary thereof or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary thereof.

7. No Recourse. Except for claims pursuant to the Merger Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against the Company, 10X or any Affiliate of 10X, and (b) none of the Company, 10X or any Affiliate of 10X shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to 10X, to:
10X Capital Venture Acquisition Corp. III
1 World Trade Center, 85th Floor
New York, NY 10007
	Attn:	Hans Thomas
	E-mail:	hans@10xcapital.com

with a copy to:
Latham & Watkins LLP
99 Bishopsgate
London EC2M 3XF
United Kingdom
	Attn:	J. David Stewart
Ryan Maierson
	E-mail:	j.david.stewart@lw.com
ryan.maeirson@lw.com
(b)	If to Stockholder, to:
[ ● ]
[ ● ]
	Attn:	[ ● ]
	E-mail:	[ ● ]
(c)	If to the Company, to:
American Gene Technologies International Inc.
Rockville, MD 20850
	Attn:	Jeff Galvin
	E-mail:	jgalvin@americangene.com

with a copy to:
DLA Piper LLP (US)
2525 E Camelback Rd
Suite #1000
	Attn:	Kevin E. Criddle
Jeffrey C. Selman
	E-mail:	Kevin.Criddle@us.dlapiper.com
jeffrey.selman@us.dlapiper.com

or to such other address or addresses as the Parties may from time to time designate in writing.

9. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties acting as partners or participants in a joint venture.

10. Miscellaneous. Sections 1.02 (Construction), 11.03 (Assignment), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.09 (Entire Agreement), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; WAIVER OF TRIAL BY JURY), 11.13 (Enforcement) and 11.15 (Non-survival of Representations, Warranties and Covenants) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Support Agreement as of the date first above written.

10X CAPITAL VENTURE ACQUISITION CORP. III

By:
Name:
Title:

[Signature Page to Company Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Company Support Agreement]

Solely with respect to Sections 1 - 3 hereof,

AMERICAN GENE TECHNOLOGIES INTERNATIONAL INC.

By:
Name:
Title:

[Signature Page to Company Support Agreement]

SCHEDULE A

Stockholder	Title of Shares	Number of Shares
[ ● ]	[ ● ]	[ ● ]